Exhibit 99.1

Press Release

Clean Harbors Reports Fourth-Quarter and
Year-End 2013 Financial Results

•          Reports Q4 Revenue of $879.4 Million, EPS of $0.44; Lower-Than-Expected Adjusted EBITDA of $129.3 Million Due to Year-end Weakness Across the Business

•          Generates Full-Year Revenue of $3.5 Billion, EPS of $1.57 and Adjusted EBITDA of $510.1 Million

•          Reduces 2014 Revenue and Adjusted EBITDA Guidance

•          Board Authorizes $150 Million Stock Repurchase Program

Norwell, Mass. – February 26, 2014 – Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the fourth quarter and year ended December 31, 2013.

Revenues for the fourth quarter increased to $879.4 million compared with $559.0 million in the same period in 2012.  Income from operations in the fourth quarter of 2013 increased to $58.9 million from $36.2 million in the same period of 2012.

Fourth-quarter 2013 net income was $26.8 million, or $0.44 per diluted share, compared with $61.9 million, or $1.11 per diluted share, in the fourth quarter of 2012, which included a $52.4 million tax benefit, partially offset by approximately $7.5 million (net of tax) in acquisition-related costs.  Adjusted EBITDA (see description below) in the fourth quarter of 2013 increased to $129.3 million compared with $83.6 million in the same period of 2012.

Comments on the Fourth Quarter

“Our fourth-quarter results were below expectations, as an unanticipated slowdown due to adverse weather and the timing of holidays in December affected our business after a very strong start in October,” said Alan S. McKim, Chairman and Chief Executive Officer. “In our Industrial and Field Services segment, this caused our lodging occupancy to be down more than 10% in the quarter.  Our Technical Services segment did not see its typical seasonal uptick in the final weeks of the year.  While incineration utilization was 91%, the mix was less favorable toward year-end. Within Safety-Kleen, our Oil Re-refining and Recycling segment experienced a drop-off in shipments late in the year as buyers slowed purchases to reduce inventory.  In our Oil and Gas Field Services segment, this business did not generate its expected fourth-quarter ramp in activity due to cancelled programs.  The combination of these factors resulted in a significant shortfall in our revenues and Adjusted EBITDA.”

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter and
Year-End 2013 Financial Results

Full-Year 2013 Results

Revenues for 2013 increased 60% to $3.51 billion from $2.19 billion in 2012.  Income from operations in 2013 was $220.6 million compared with $202.2 million in 2012.  Net income for 2013 was $95.6 million, or $1.57 per diluted share, compared with $129.7 million, or $2.40 per diluted share, in 2012.  2013 net income included $17.5 million in pre-tax integration and severance costs, and $13.6 million in pre-tax adjustments related to acquisition accounting. 2012 net income included the $52.4 million tax benefit, a $26.4 million pre-tax charge related to refinancing and the $7.5 million (net of tax) in acquisition-related costs.  Adjusted EBITDA (see description below) increased 36% in 2013 to $510.1 million from $373.8 million for 2012.

“While we did not hit the financial targets we established for 2013 due to challenging market conditions, it still was a year of significant achievement for the Company,” McKim said. “The Company’s safety record continued to improve and we exceeded our goals for the year. Our Safety Starts with Me: Live It 3-6-5 initiative is paying dividends and customers are awarding us new work because of our continuous improvement program.  Through the hard work of our team, we successfully integrated Safety-Kleen and are now positioned for growth on a common operating platform.  During the year, we invested in a number of organic growth opportunities including the construction of our Ruth Lake Lodge, which in addition to being a first-class lodging facility, is serving as a training facility for our employees and a maintenance hub for our vehicles in the Ft. McMurray, Alberta Canada market.  We also acquired Evergreen Oil in September, which expanded our presence into the California market and will serve as a strong complement to our existing network going forward.”

Business Outlook and Financial Guidance

“We enter 2014 with substantial headwinds that have caused us to revise our expectations for the year,” McKim said. “First, we are off to a very slow start to the year due to the severe winter weather.  In the U.S. we have seen a significant level of weather-related temporary branch closures year-to-date and we are experiencing elevated maintenance and fuel costs resulting from the severe cold temperatures in Canada and the U.S. Second, the recent decline in the Canadian dollar is positioning us for lower revenue and Adjusted EBITDA due to the translation of our Canadian operations into U.S. dollars. Our revised 2014 guidance reflects a translation impact of $100 million in revenue and $15 million in Adjusted EBITDA. Third, the posted market price of Group 2 lubricants was reduced in mid-January by 25 to 30 cents per gallon by the refining majors, which is affecting our sales and profits for both base oil and blended products. Our pricing on our re-refined products is below last year’s level at this time.  Fourth, the near-term forecast for land exploration spending in North America is expected to be considerably lower than historical.  As the number one provider in this marketplace, we are experiencing a sizeable slowdown in activity in our seismic business, accelerating a trend that began for us late in the fourth quarter.”

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter and
Year-End 2013 Financial Results

“Due to the combination of these factors, we anticipate a slower start to 2014 and are lowering our full-year revenue and Adjusted EBITDA expectations accordingly.  In addition, we are providing first-quarter guidance to help investors better understand the seasonality of our revenue and profitability in 2014.  The first quarter is typically one of our seasonally weakest quarters, and that will be exacerbated this year.  However, through our comprehensive cost-reduction programs and margin enhancement initiatives, we are confident that we can achieve a significant improvement in our margins as the year progresses,” McKim said.

Based on its 2013 financial performance and current market conditions, Clean Harbors is revising its previously announced 2014 annual revenue and Adjusted EBITDA guidance.  The Company currently expects 2014 revenues in the range of $3.5 billion to $3.6 billion, compared with its previous guidance of $3.7 billion to $3.8 billion.  For 2014, the Company now expects Adjusted EBITDA in the range of $525 million to $555 million, compared with its previous guidance of $610 million to $640 million.  A reconciliation of the Company’s Adjusted EBITDA guidance to net income guidance is included below.

For the first quarter of 2014, the Company expects revenue in the range of $820 million to $840 million.  The Company expects to generate Adjusted EBITDA for the first quarter of 2014 in the range of $100 million to $105 million.

Company to Lower Cost Structure

“We are aggressively responding to our underperformance and current market conditions with a wide range of cost reduction programs with the goal of substantially lowering our cost structure,” McKim said. “Beyond the synergies we achieved from the Safety-Kleen acquisition in 2013, we have set a target of further reducing our cost structure by an additional $75 million. We have also launched a broad array of margin improvement initiatives in areas such as our pay-for-oil program, maintenance and network optimization. Collectively, these efforts will enable us to address the margin pressure we are experiencing due to adverse conditions in several of our markets. We are also launching a broad strategic review of our operating structure with an emphasis on driving organic growth and improving our return on invested capital after a number of acquisitions have helped to more than triple our size over the past five years.”

Stock Buyback Program

Clean Harbors also announced today that its Board of Directors has authorized the repurchase of up to $150 million of its common stock.  The Company intends to fund the repurchases through its available cash resources.

“We have confidence in our long-term corporate strategy.  Despite some near-term challenges in several of our markets, we firmly believe in the Company’s potential for profitable growth,” said McKim. “Our strong

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter and
Year-End 2013 Financial Results

balance sheet and consistent cash generation affords us the financial flexibility to implement this stock repurchase, which delivers value to our shareholders.”

The repurchase program authorizes Clean Harbors to purchase its common stock on the open market from time to time. The share repurchases will be made in a manner that complies with applicable U.S. securities laws. The number of shares purchased and the timing of the purchases will depend on a number of factors, including share price, cash required for future business plans, trading volume and other conditions.  The Company has no obligation to repurchase stock under this program and may suspend or terminate the repurchase program at any time.

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP).  The Company believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved.  The Company defines Adjusted EBITDA in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the fourth quarter and full-year 2013 and 2012 (in thousands):

	For the three months ended:		For the year ended:
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012

Net income	$26,801	$61,874	$95,566	$129,674
Accretion of environmental liabilities	2,913	2,508	11,541	9,917
Depreciation and amortization	67,545	44,852	264,449	161,646
Other expense (income)	325	337	(1,705)	802
Loss on early extinguishment of debt	—	—	—	26,385
Interest expense, net	19,592	13,451	78,376	47,287
Pre-tax, non-cash acquisition accounting inventory adjustment	—	—	13,559	—
Provision (benefit) for income taxes	12,159	(39,431)	48,319	(1,944)
Adjusted EBITDA	$129,335	$83,591	$510,105	$373,767

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter and
Year-End 2013 Financial Results

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net income and projected Adjusted EBITDA is as follows:

	For the Quarter Ending March 31, 2014
	Amount			Margin % (1)
	(In millions)
Projected GAAP net income	$ 4	to	$ 9	0.5%	to	1.1%
Adjustments:
Accretion of environmental liabilities	3	to	3	0.4%	to	0.4%
Depreciation and amortization	70	to	68	8.5%	to	8.1%
Interest expense, net	20	to	20	2.4%	to	2.3%
Provision for income taxes	3	to	5	0.4%	to	0.6%
Projected Adjusted EBITDA	$ 100	to	$ 105	12.2%	to	12.5%

Revenues (In millions)	$820	to	$840

	For the Year Ending December 31, 2014
	Amount			Margin % (1)
	(In millions)
Projected GAAP net income	$ 96	to	$ 122	2.7%	to	3.4%
Adjustments:
Accretion of environmental liabilities	13	to	11	0.4%	to	0.3%
Depreciation and amortization	280	to	275	8.0%	to	7.6%
Interest expense, net	80	to	79	2.3%	to	2.2%
Provision for income taxes	56	to	68	1.6%	to	1.9%
Projected Adjusted EBITDA	$ 525	to	$ 555	15.0%	to	15.4%

Revenues (In millions)	$3,500	to	$3,600

(1)   The Margin % indicates the percentage that the line-item represents to total revenues for the respective reporting period, calculated by dividing the dollar amount for the line-item by total revenues for the reporting period.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter and
Year-End 2013 Financial Results

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release.  On the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy.

Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com.  The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start of the call.  If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of the Fortune 500, across the chemical, energy, manufacturing and additional markets, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter and
Year-End 2013 Financial Results

Contacts:

James M. Rutledge	Jim Buckley
Vice Chairman, President and CFO	SVP Investor Relations and Corporate Communications
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter and
Year-End 2013 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share amounts)

	For the Three Months ended:		For the Year ended:
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
Revenues	$879,430	$558,962	$3,509,656	$2,187,908
Cost of revenues (exclusive of items shown separately below)	645,164	399,743	2,542,633	1,540,621
Selling, general and administrative expenses	104,931	75,628	470,477	273,520
Accretion of environmental liabilities	2,913	2,508	11,541	9,917
Depreciation and amortization	67,545	44,852	264,449	161,646
Income from operations	58,877	36,231	220,556	202,204
Other (expense) income	(325)	(337)	1,705	(802)
Loss on early extinguishment of debt	—	—	—	(26,385)
Interest (expense), net	(19,592)	(13,451)	(78,376)	(47,287)
Income before provision (benefit) for income taxes	38,960	22,443	143,885	127,730
Provision (benefit) for income taxes	12,159	(39,431)	48,319	(1,944)
Net income	$26,801	$61,874	$95,566	$129,674
Earnings per share:
Basic	$0.44	$1.11	$1.58	$2.41
Diluted	$0.44	$1.11	$1.57	$2.40

Shares used to compute earnings per share — Basic	60,671	55,614	60,574	53,884
Shares used to compute earnings per share — Diluted	60,835	55,746	60,728	54,079

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter and
Year-End 2013 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(in thousands)

	December 31,	December 31,
	2013	2012
		(As Adjusted)
Current assets:
Cash and cash equivalents	$310,073	$229,836
Marketable securities	12,435	11,778
Accounts receivable, net	579,394	546,136
Unbilled accounts receivable	26,568	27,072
Deferred costs	16,134	6,888
Inventories and supplies	152,096	176,478
Prepaid expenses and other current assets	41,962	75,765
Deferred tax assets	32,517	21,306
Total current assets	1,171,179	1,095,259

Property, plant and equipment, net	1,602,170	1,533,053

Other assets:
Deferred financing costs	20,860	21,657
Goodwill	570,960	579,715
Permits and other intangibles, net	569,973	590,044
Other	18,536	18,358
Total other assets	1,180,329	1,209,774
Total assets	$3,953,678	$3,838,086

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter and
Year-End 2013 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

(in thousands)

	December 31,	December 31,
	2013	2012
		(As Adjusted)
Current liabilities:
Current portion of capital lease obligations	$1,329	$5,092
Accounts payable	316,462	257,911
Deferred revenue	55,454	50,973
Accrued expenses	236,829	246,354
Current portion of closure, post-closure and remedial liabilities	29,471	28,336
Total current liabilities	639,545	588,666
Other liabilities:
Closure and post-closure liabilities, less current portion	41,201	35,256
Remedial liabilities, less current portion	148,911	163,801
Long-term obligations	1,400,000	1,400,000
Capital lease obligations, less current portion	1,435	2,879
Deferred taxes, unrecognized tax benefits and other long-term liabilities	246,947	215,412
Total other liabilities	1,838,494	1,817,348
Total stockholders’ equity, net	1,475,639	1,432,072
Total liabilities and stockholders’ equity	$3,953,678	$3,838,086

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter and
Year-End 2013 Financial Results

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
Revenue	December 31, 2013			December 31, 2012
	Third Party	Intersegment	Direct	Third Party	Intersegment	Direct
	Revenues	Revenues, net	Revenues	Revenues	Revenues, net	Revenues
Technical Services	$264,260	$35,120	$299,380	$245,451	$7,892	$253,343
Oil Re-refining and Recycling	145,376	(60,533)	84,843	—	—	—
SK Environmental Services	156,751	34,144	190,895	—	—	—
Industrial and Field Services	214,889	(9,445)	205,444	219,351	(9,668)	209,683
Oil and Gas Field Services	98,289	1,028	99,317	93,983	2,184	96,167
Corporate Items	(135)	(314)	(449)	177	(408)	(231)
Total	$879,430	$ —	$879,430	$558,962	$ —	$558,962

	For the Year Ended:
Revenue	December 31, 2013			December 31, 2012
	Third Party	Intersegment	Direct	Third Party	Intersegment	Direct
	Revenues	Revenues, net	Revenues	Revenues	Revenues, net	Revenues
Technical Services	$1,023,926	$123,889	$1,147,815	$957,764	$33,932	$991,696
Oil Re-refining and Recycling	583,567	(246,586)	336,981	—	—	—
SK Environmental Services	610,076	160,669	770,745	—	—	—
Industrial and Field Services	908,556	(41,577)	866,979	828,119	(40,866)	787,253
Oil and Gas Field Services	392,472	7,028	399,500	400,549	8,804	409,353
Corporate Items(1)	(8,941)	(3,423)	(12,364)	1,476	(1,870)	(394)
Total	$3,509,656	$ —	$3,509,656	$2,187,908	$ —	$2,187,908

(1)   Corporate Items revenue for the year ended December 31, 2013 included one-time, non-cash reductions of approximately $10.2 million due to the impact of fair value acquisition accounting adjustments on Safety-Kleen’s historical deferred revenue at December 28, 2012.  Revenue for the five reportable segments for year ended December 31, 2013 excludes such adjustments to maintain comparability with future operating results and reflect how the Company manages the business.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter and
Year-End 2013 Financial Results

Non-GAAP Segment Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved.  The Company defines Adjusted EBITDA in accordance with its existing credit agreement.  See “Non-GAAP Results” above for a reconciliation of the Company’s total Adjusted EBITDA to GAAP net income.

	For the three months ended:		For the Year ended:
Adjusted EBITDA	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012

Technical Services	$77,236	$61,156	$285,520	$249,829
Oil Re-refining and Recycling	10,453	—	57,314	—
SK Environmental Services	28,251	—	112,413	—
Industrial and Field Services	38,314	41,017	176,952	158,931
Oil and Gas Field Services	15,691	14,749	68,063	77,048
Corporate Items	(40,610)	(33,331)	(190,157)	(112,041)
Total	$129,335	$83,591	$510,105	$373,767

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com